UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2005

Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 3, 2005, Portrait Corporation of America, Inc. (“PCA”) issued a press release disclosing it had filed Form 12b-25, Notification of Late Filing, in connection with its Annual Report on Form 10-K, which was due on May 2, 2005 for the fiscal year ended January 30, 2005 (“fiscal 2004”). The press release indicated the reasons PCA filed Form 12b-25 and included unaudited financial results. A copy of the press release is attached hereto as Exhibit 99.1.

The press release furnished as Exhibit 99.1 contains a non-GAAP financial measure. This non-GAAP measure is provided to enhance the investors' overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain items that may not be indicative of the Company's core operating results. The Company believes this financial measure is useful to investors in understanding certain non-GAAP information used by management in its financial and operational decision-making. These measures should be considered in addition to results prepared in accordance with GAAP, and are not a substitute for, or superior to, GAAP results. The non-GAAP measure included in the attached press release has been reconciled to the nearest GAAP measure.

The information in this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release issued on May 3, 2005. (Furnished and not filed with the SEC)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: May 3, 2005	By: /s/ Barry J. Feld
Barry J. Feld
President, Chief Executive Officer, and Chairman of the Board